SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF
               THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): October 1, 1998

               BUTTREY FOOD AND DRUG STORES COMPANY
        (Exact Name of Registrant as Specified in Charter)

                             Delaware
          (State or Other Jurisdiction of Incorporation)

      0-19802                               81-0466189
 (Commission File Number)           (IRS Employer Identification No.)


           601 6th Street, S.W.
           Great Falls, Montana                               59404
           (Address of Principal Executive Offices)          (Zip Code)

 Registrant's telephone number, including area code:  (406) 761-3401

                               Not Applicable
       (Former name or former address, if Changed Since Last Report)



 ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

      On October 1, 1998, Albertson's, Inc., a Delaware corporation ("Parent"), through Locomotive Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), accepted for purchase 8,613,411 shares of the common stock, par value $.01 per share (the "Shares"), of Buttrey Food and Drug Stores Company, a Delaware corporation (the "Company"), that had been validly tendered and not withdrawn pursuant to Purchaser's tender offer for all of the outstanding Shares at $15.50 per Share, net to the seller in cash (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 19, 1998, by and among the Company, Parent and Purchaser, which provides for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger. The Shares purchased pursuant to the Offer constitute approximately 99.63% of the Shares issued and outstanding. The aggregate purchase price for the Shares purchased pursuant to the Offer was $133,507,870.50. Purchaser obtained all funds needed for such purchase through a capital contribution from Parent.
 Parent obtained such funds from cash-on-hand and short-term and long-term borrowings at market interest rates.

      On October 2, 1998, the Merger provided for by the Merger Agreement became effective. Pursuant to the Merger, Shares which were not validly tendered pursuant to the Offer and accepted for purchase by Purchaser (and whose holders have not sought appraisal of their Shares in accordance with applicable provisions of Delaware law) were converted into the right to receive $15.50 per Share, net to the seller in cash, upon delivery of appropriate documentation to the Paying Agent for the Offer. As a result of the Merger, Parent owns 100% of the outstanding Shares of the Company.

      In accordance with the terms of the Merger Agreement, among other things, the Board of Directors of the Company is now composed of the former members of the Board of Directors of Purchaser. The Company's Board of Directors intends to appoint certain new officers of the Company in accordance with the Company's bylaws.

      To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.


                            SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date:  October 5, 1998
                               BUTTREY FOOD AND DRUG STORES COMPANY


                               By:  /s/ Thomas R. Saldin
                                    __________________________
                                    Name:  Thomas R. Saldin
                                    Title: Vice President